 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Applied Minerals, Inc. on Form S-8 (No. 333-193835 and 333-213812) and Form S-1 (No. 333-213752, 333-202139, 333-205179, and 333-179139) of our report dated March 31, 2017, on our audits of the consolidated financial statements and financial statement schedule as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, which report is included in this Annual Report on Form 10-K.

/s/ EISNERAMPER LLP